UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2015

Uwharrie Capital Corp

(Exact name of registrant as specified in its charter)

North Carolina	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 North First Street, Albemarle, NC	28001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 982-4415

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2015, Uwharrie Capital Corp (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were two proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the Board of Directors’ nominees were approved and elected to serve on the Registrant’s Board of Directors. The other proposal was also approved by the shareholders entitled to vote at the Annual Meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting, as filed with the Securities and Exchange Commission on April 15, 2015.

The voting results were as follows:

Proposal 1: Proposal to elect four members of the Board of Directors, each for a term of office of three years or until his or her respective successor is duly elected and qualified.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

Three-Year Terms
W. Stephen Aldridge, III	3,047,343	61,088	1,047,137
Nadine B. Bowers	3,065,818	42,613	1,047,137
Bill C. Burnside	3,069,342	39,089	1,047,137
Tara G. Eudy	3,037,656	70,775	1,047,137

Proposal 2: Proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2015.

For	Against	Abstain	Broker Non-Votes

4,134,431	4,590	16,547	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ Roger L. Dick
Roger L. Dick
President and Chief Executive Officer

Dated: May 18, 2015